EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-207128 and 333-207129 both on Form S-8 of our reports dated February 8, 2017, relating to the consolidated and combined financial statements of SPX FLOW, Inc. and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2016.

/s/ Deloitte & Touche LLP
Charlotte, North Carolina
February 8, 2017